Exhibit 99.1

The Medicines Company Appoints Alexander J. Denner, Ph.D. to its Board of Directors

PARSIPPANY, N.J. — February 3, 2016 — The Medicines Company (NASDAQ: MDCO) today announced that it has appointed Alexander J. Denner, Ph.D. to its Board of Directors.  Dr. Denner will serve as a Class III director with a term expiring at the Company’s 2018 Annual Meeting of Stockholders.  He will also serve on the Company’s Nominating and Corporate Governance Committee.  With the appointment of Dr. Denner, which was effective on February 2, 2016, the Company’s Board of Directors is comprised of 11 directors, ten of whom are independent.

“We are very pleased to have Alex join the Board,” said Dr. Fredric Eshelman, Chairman of the Board. “His broad range of experience as a healthcare investor and director, as well as in overseeing the operations and R&D of healthcare companies, will be a tremendous asset to The Medicines Company. We look forward to drawing on Alex’s expertise as we continue to execute on our plan.”

“Alex has been supportive of The Medicines Company for many years and I am delighted to welcome Alex to the Board,” said Dr. Clive Meanwell, Chief Executive Officer.  “Alex will no doubt provide valuable insight and guidance as we continue to take decisive actions for the benefit of all shareholders.”

Dr. Denner added, “I am honored to join the Board of Directors at this exciting time, and I look forward to working with the other members of the Board to unlock shareholder value.”

About Alexander J. Denner, Ph.D.

Dr. Denner is the chief investment officer of Sarissa Capital Management LP, a registered investment advisor, which he founded in 2012.  Sarissa Capital focuses on improving the strategies of companies to better provide shareholder value.  From 2006 to 2011, Dr. Denner served as a Senior Managing Director at Icahn Capital, an entity through which Carl C. Icahn conducts his investment activities.  Prior to that, he served as a portfolio manager at Viking Global Investors, a private investment fund, and Morgan Stanley Investment Management, a global asset management firm.  Dr. Denner currently serves as a director of Biogen Inc. and Chairman of ARIAD Pharmaceuticals, Inc., both biopharmaceutical companies.  Dr. Denner also previously served as a director of the following life sciences companies: Amylin Pharmaceuticals, Inc., VIVUS, Inc., Enzon Pharmaceuticals, Inc. and ImClone Systems Incorporated, where he also served as Chairman of the Executive Committee.

Dr. Denner has extensive experience overseeing the operations and research and development of healthcare companies.  He also has extensive experience as an investor, particularly with respect to healthcare companies, and possesses broad health-care-industry knowledge.  Dr. Denner received his S.B. degree from the Massachusetts Institute of Technology and his M.S., M.Phil. and Ph.D. degrees from Yale University.

About The Medicines Company

The Medicines Company’s purpose is to save lives, alleviate suffering and contribute to the economics of healthcare by focusing on 3000 leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: serious infectious disease care, acute cardiovascular care and surgery and perioperative care. The Company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.

Forward-Looking Statements

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve important known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of our products, the Company’s ability to develop its global operations and penetrate foreign markets, whether the Company’s product candidates will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether the Company’s ongoing and planned commercial launches will be successful, whether physicians, patients and other key decision makers will accept clinical trial results, whether the Company can protect its intellectual property and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on November 9, 2015, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.